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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements:
Form S-8 dated January 22, 1999 pertaining to the 1996 Stock Option Plan, 1998 Stock Plan and 1998 Employee Stock Purchase Plan; Form S-3/S-8 dated May 5, 1999 pertaining to the registration of 671,929 shares of Class B Common Stock issued and 6,274 shares of Class B Common Stock issuable under the exercise of stock options in connection with the acquisition of CityAuction, Inc.; Form S-4
No. 333-83753 dated July 26, 1999 as amended September 8, 1999 pertaining to the registration of Class B Common Stock issued and issuable in connection with the acquisition of Web Media Ventures LLC; Form S-3 dated January 31, 2000 pertaining to the registration of 400,809 shares of Class B Common Stock;
Form S-8 dated February 18, 2000 pertaining to the registration of 4,000,000 shares of Class B Common Stock issuable under the 1999 Stock Plan, of our report dated January 26, 2000, with respect to the financial statements of Ticketmaster Online-CitySearch, Inc. included in the Annual Report Form 10-K for the year ended December 31, 1999.

                                          /s/ Ernst & Young LLP

Los Angeles, California
March 21, 2000